UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2017 (March 31, 2017)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)
Maryland            1-10093                13-6908486
(State or other jurisdiction of incorporation)    (Commission File Number)    (IRS Employer Identification No.)
31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan             48334
(Address of principal executive offices)                (Zip Code)

(248) 350-9900
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2017, the Compensation Committee of the Board of Trustees of Ramco-Gershenson Properties Trust (the “Trust”) notified Dennis Gershenson, the President and Chief Executive Officer of the Trust, that the Trust elected that Mr. Gershenson’s employment agreement dated August 1, 2007, not renew for an additional one year term on August 1, 2017. On April 6, 2017, the Trust and Mr. Gershenson entered into a new employment agreement (the “Agreement”). These actions were taken as part of the Board of Trustees’ efforts to promote an orderly transition of leadership of the Trust.
The Agreement provides for a term beginning as of April 1, 2017 and expiring December 31, 2020. Under the Agreement, Mr. Gershenson will serve as the Trust’s chief executive officer or executive chairman or in another executive capacity, as determined by the Board of Trustees of the Trust. Mr. Gershenson will be paid his current annual base salary of $731,300, will receive an annual award under the Trust’s short-term incentive plan with a target value equal to 125% of his base salary and will receive one-time grants of 5,000 restricted shares of common stock of the Trust on the date of the Agreement and 100,000 restricted shares of common stock of the Trust on January 2, 2018, such shares to vest on December 31, 2020 or earlier upon Mr. Gershenson’s termination of employment due to death, disability, for Good Reason (as defined in the Agreement) or by the Trust not for Cause (as defined in the Agreement). Mr. Gershenson will not be eligible to participate in the Trust’s long term incentive plan. In the event of the termination of Mr. Gershenson’s employment for Good Reason or by the Trust not for Cause, whether or not following a change in control, Mr. Gershenson will be entitled to receive his base salary and target short term incentive award for the period through December 31, 2020. The Agreement also provides for a two year noncompetition covenant following the termination of Mr. Gershenson’s employment.
The forgoing does not constitute a complete summary of the terms of the Agreement and reference is made to the complete form of the Agreement that is attached as Exhibit 10.1 to this report and hereby incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits
(d)        Exhibits.
10.1        Employment Agreement, dated April 6, 2017, between Ramco-Gershenson Properties Trust and Dennis
Gershenson

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RAMCO-GERSHENSON PROPERTIES TRUST
Date:    April 6, 2017                By: /s/ GEOFFREY BEDROSIAN
Geoffrey Bedrosian
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit        Description
10.1        Employment Agreement, dated April 6, 2017, between Ramco-Gershenson Properties Trust and Dennis
Gershenson

4